                                                                    Exhibit 99.2


   UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

      The following unaudited pro forma condensed combined consolidated financial information gives effect to the acquisition of Unisphere Networks ("Unisphere") by Juniper Networks, Inc. ("Juniper Networks"). The acquisition will be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standard (SFAS) No. 141, "Business Combinations" (SFAS 141). Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the assets and liabilities of Unisphere have been combined with the recorded values of the assets and liabilities of Juniper Networks in the unaudited pro forma condensed combined consolidated financial information. The purchase price allocation for Unisphere is preliminary and unaudited. These allocations are subject to change pending the completion of an analysis of the fair value of the assets acquired and liabilities assumed. The impact of such changes could be material.

      The unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2002 gives effect to the Unisphere acquisition as if it occurred on March 31, 2002. The Juniper Networks consolidated balance sheet information included therein was derived from its unaudited March 31, 2002 condensed consolidated balance sheet. The Unisphere consolidated balance sheet information included therein was derived from its unaudited March 31, 2002 consolidated balance sheet. The unaudited pro forma condensed combined consolidated statements of operations give pro forma effect to the acquisition as if the transaction was consummated on January 1, 2001. The information included in the 2001 unaudited pro forma condensed combined consolidated statement of operations includes the condensed consolidated statement of operations of Juniper Networks for the year ended December 31, 2001 and the condensed consolidated statement of operations of Unisphere for the year ended September 30, 2001, which were derived from their respective audited consolidated statements of operations for such years. The information included in the unaudited condensed combined consolidated statement of operations for the three months ended March 31, 2002 was derived from the unaudited condensed consolidated statements of operations of Juniper Networks and Unisphere for this three-month period. Unisphere's revenues and net loss for the three-month period ended December 31, 2001, which are not presented in the aforementioned unaudited condensed combined consolidated statements of operations, were $60.3 million and $14.2 million, respectively.

      The unaudited pro forma condensed combined consolidated financial information has been prepared by Company management for illustrative purposes only and is not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Juniper Networks and Unisphere been a combined company during the specified periods. The pro forma adjustments are based on the information available at the time of this Current Report on Form 8-K. The unaudited pro forma condensed combined consolidated financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Juniper Networks included in its Form 10-K and Form 10-Q filed April 1, 2001 and May 15, 2002, respectively, with the Securities and Exchange Commission, and the historical consolidated financial statements of Unisphere included as exhibit 99.1 in this Form 8-K.

                             JUNIPER NETWORKS, INC.
       UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2002
                                 (IN THOUSANDS)

                                                                 Historical
                                                     ----------------------------------
                                                        Juniper            Unisphere          Pro Forma                Pro Forma
                                                     Networks, Inc.        Networks          Adjustments               Combined
                                                     -------------       --------------     --------------          --------------
ASSETS
Current assets:
  Cash and cash equivalents                          $     705,184       $       26,943     $     (375,000) (1)     $      357,127
  Short-term investments                                   346,882                   --                 --                 346,882
  Accounts receivable, net                                  65,916               12,529                 --                  78,445
  Inventories                                                   --               12,289              1,462 (2)              13,751
  Prepaid expenses and other current assets                 29,347                5,358                 --                  34,705
  Current assets of discontinued operations                     --                3,685             (3,685)                     --
                                                     -------------       --------------     --------------          --------------
          Total current assets                           1,147,329               60,804           (377,223)                830,910
Property and equipment, net                                253,917               30,645                 --                 284,562
Long-term investments                                      645,672                   --                 --                 645,672
Other long-term assets                                     274,073              178,100            600,936 (2)(3)        1,053,109
Non-current assets of discontinued operations                   --              123,351           (123,351)(3)                  --
                                                     -------------       --------------     --------------          --------------
Total assets                                         $   2,320,991       $      392,900     $      100,362          $    2,814,253
                                                     =============       ==============     ==============          ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                   $      53,127       $       11,461     $           --          $       64,588
  Other accrued liabilities                                120,677               21,694             15,163 (1)             157,534
  Deferred revenue                                          30,628               17,220                 --                  47,848
  Convertible promissory note                                   --              113,630           (113,630)(3)                  --
  Current liabilities of discontinued operations                --                5,910             (5,910)(3)                  --
                                                     -------------       --------------     --------------          --------------
          Total current liabilities                        204,432              169,915           (104,377)                269,970

Convertible subordinated notes                           1,150,000                   --                 --               1,150,000
Common stock and additional paid-in capital                974,074            1,330,060           (818,937)(1)(3)        1,485,197
Deferred stock compensation                                (49,435)             (13,710)            13,211 (2)(3)          (49,934)
Notes receivable from officers                                  --              (26,879)            26,879 (3)                  --
Accumulated other comprehensive income (loss)                5,591                 (274)               274 (3)               5,591
Retained earnings (accumulated deficit)                     36,329           (1,066,212)           983,312 (2)(3)          (46,571)
                                                     -------------       --------------     --------------          --------------
Total stockholders' equity                                 966,559              222,985            204,739               1,394,283
                                                     -------------       --------------     --------------          --------------
Total liabilities and stockholders' equity           $   2,320,991       $      392,900     $      100,362          $    2,814,253
                                                     =============       ==============     ==============          ==============

 See accompanying notes to unaudited pro forma condensed combined consolidated financial information.

                             JUNIPER NETWORKS, INC.
  UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
                         FOR THE FISCAL YEAR ENDED 2001
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 Historical
                                                     ----------------------------------
                                                        Juniper            Unisphere          Pro Forma                Pro Forma
                                                     Networks, Inc.        Networks          Adjustments               Combined
                                                     -------------       --------------     --------------          --------------
Net revenues                                         $     887,022       $      169,882     $           --          $    1,056,904

Cost of revenues                                           372,771               91,131              5,062 (2)             468,964
                                                     -------------       --------------     --------------          --------------

Gross profit                                               514,251               78,751             (5,062)                587,940

Operating expenses:
  Research and development                                 155,530               55,700                 --                 211,230
  Sales and marketing                                      140,407               48,400                 --                 188,807
  General and administrative                                37,554               11,596                 --                  49,150
  Amortization of deferred stock compensation               74,080                9,443             (9,003)(2)(3)           74,520
  Amortization of goodwill and purchased
     intangibles                                            49,277               71,678            (56,973)(2)(3)           63,982
  Restructuring costs                                       12,340                   --                                     12,340
  In-Process research and development                        4,200                   --                                      4,200
                                                     -------------       --------------     --------------          --------------
          Total operating expenses                         473,388              196,817            (65,976)                604,229
                                                     -------------       --------------     --------------          --------------

Operating income (loss)                                     40,863             (118,066)            60,914                 (16,289)
Interest income                                             94,747                   --            (13,538)(5)              81,209
Interest and other expense                                 (61,377)              (4,893)                                   (66,270)
Loss on investments                                        (53,620)                  --                                    (53,620)
Equity in net loss of joint venture                         (4,076)                  --                                     (4,076)
                                                     -------------       --------------     --------------          --------------
Loss from continuing operations
   before income taxes                                      16,537             (122,959)            47,376                 (59,046)
Provision for income taxes                                  29,954                   --                 --                  29,954
                                                     -------------       --------------     --------------          --------------
Loss from continuing operations                            (13,417)            (122,959)            47,376                 (89,000)
Loss from discontinued operations                               --              (89,740)            89,740 (3)                  --
                                                     -------------       --------------     --------------          --------------
Net loss                                             $     (13,417)      $     (212,699)    $      137,116          $      (89,000)
                                                     =============       ==============     ==============          ==============

Net loss per share:
   Basic                                             $       (0.04)                                                 $        (0.25)
                                                     =============       ==============     ==============          ==============
   Diluted                                           $       (0.04)                                                 $        (0.25)
                                                     =============       ==============     ==============          ==============

Shares used in computing net loss per share:
   Basic                                                   319,378                                  36,500                 355,878
                                                     =============       ==============     ==============          ==============
   Diluted                                                 319,378                                  36,500                 355,878
                                                     =============       ==============     ==============          ==============

 See accompanying notes to unaudited pro forma condensed combined consolidated financial information.

                             JUNIPER NETWORKS, INC.
  UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2002
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 Historical
                                                     ----------------------------------
                                                        Juniper            Unisphere          Pro Forma                Pro Forma
                                                     Networks, Inc.        Networks          Adjustments               Combined
                                                     -------------       --------------     --------------          --------------
Net revenues                                         $     122,219       $       50,468     $           --          $      172,687

Cost of revenues                                            49,996               21,443                 --                  71,439
                                                     -------------       --------------     --------------          --------------

Gross profit                                                72,223               29,025                 --                 101,248

Operating expenses:
  Research and development                                  35,069               15,282                 --                  50,351
  Sales and marketing                                       27,578               13,019                 --                  40,597
  General and administrative                                 9,549                2,632                 --                  12,181
  Amortization of deferred stock
     compensation                                           13,629                4,038             (4,018)(2)(3)           13,649
  Amortization of purchased intangibles                      1,646                   --              3,676 (2)               5,322
                                                     -------------       --------------     --------------          --------------
          Total operating expenses                          87,471               34,971               (342)                122,100
                                                     -------------       --------------     --------------          --------------

Operating income/(loss)                                    (15,248)              (5,946)               342                 (20,852)

Interest income                                             16,752                   --             (1,819)(5)              14,933
Interest and other expense                                 (15,132)              (1,632)                                   (16,764)
Loss on investments                                        (30,600)                  --                                    (30,600)
Equity in net loss of joint venture                         (1,025)                  --                                     (1,025)
                                                     -------------       --------------     --------------          --------------
Loss from continuing operations
   before income taxes                                     (45,253)              (7,578)            (1,477)                (54,308)
Provision for income taxes                                     750                   --                 --                     750
                                                     -------------       --------------     --------------          --------------
Loss from continuing operations                            (46,003)              (7,578)            (1,477)                (55,058)
Loss from discontinued operations                               --              (12,679)            12,679 (3)                  --
                                                     -------------       --------------     --------------          --------------
Net loss                                             $     (46,003)      $      (20,257)    $       11,202          $      (55,058)
                                                     =============       ==============     ==============          ==============

Net loss per share:
   Basic                                             $       (0.14)                                                 $        (0.15)
                                                     =============       ==============     ==============          ==============
   Diluted                                           $       (0.14)                                                 $        (0.15)
                                                     =============       ==============     ==============          ==============

Shares used in computing net loss per share:
   Basic                                                   329,367                                  36,500                 365,867
                                                     =============       ==============     ==============          ==============
   Diluted                                                 329,367                                  36,500                 365,867
                                                     =============       ==============     ==============          ==============

 See accompanying notes to unaudited pro forma condensed combined consolidated financial information.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION

BASIS OF PRESENTATION

      Juniper Networks acquired Unisphere on July 1, 2002 for a total purchase price of approximately $901.3 million in a transaction accounted for as a purchase. Juniper Networks exchanged approximately $375 million of cash and 36.5 million shares of Juniper Networks common stock with a fair value of approximately $359.9 million for all of the outstanding stock of Unisphere. The common stock was valued using Juniper Networks' average closing stock price on the 2 days before and after the transaction was announced, which was $9.86 per share. Juniper Networks also assumed all of the outstanding stock options of Unisphere with a fair value of approximately $151.2 million. The options were valued using a Black-Scholes option pricing model with the inputs of 0.8 for volatility, 2 years for expected life, 4% for the risk-free interest rate and a market value of $9.86 per share as described above. The estimated aggregate purchase price of $901.3 million includes an estimate of the direct costs associated with this transaction aggregating approximately $9.7 million and an estimated liability of approximately $5.5 million associated with the estimated costs of terminating certain employees of Unisphere and other exit activities. During the quarter ending September 30, 2002 Juniper Networks expects to incur additional costs for severance (related to its employees whose positions were eliminated) and other exit costs (related to facilities which will be closed) as a result of the acquisition of Unisphere. These amounts have not been finalized at this time.

      The acquisition will be accounted for under the purchase method of accounting in accordance with SFAS 141. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Preliminary estimates based on management's best estimates of the fair values of the assets and liabilities of Unisphere have been combined with the recorded values of the assets and liabilities of Juniper Networks in the unaudited pro forma condensed combined financial information. This allocation is subject to change pending completion of an analysis of the value of the assets acquired and liabilities assumed. The impact of such changes could be material.

PRO FORMA ADJUSTMENTS

(1) To reflect the issuance of approximately $375.0 million in cash and 36.5 million shares of Juniper Networks Common Stock and the assumption of all outstanding options in conjunction with the Unisphere acquisition, for an aggregate purchase price of approximately $901.3 million, including approximately $15.2 million of estimated transaction and exit costs.

(2) To reflect the excess of the purchase price over the fair value of assets and liabilities acquired in connection with the Unisphere acquisition. The purchase price allocation is based on management's preliminary estimates of the fair values of the tangible and intangible assets, as well as acquired technology, certain of which has not reached technological feasibility and has no alternative future use. The purchased technology, service contract relationships and non-compete agreements will be amortized on a straight-line basis over two to six years. The backlog valuation, as depicted below, and inventory fair value mark-up of approximately $1.5 million, which is included in the fair value of net tangible assets acquired, will be charged to costs of goods sold over the period they are consumed, which is expected to be within the next six months. Deferred compensation on unvested stock options will be amortized over the vesting period using the graded vesting method. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets", the goodwill will not be amortized. The preliminary allocation of the total purchase price paid for the acquisition is summarized as follows (in thousands):

            Fair value of net tangible assets acquired             $  39,897
            In-process research and development                       82,900
            Purchased technology                                      61,500
            Service contract relationships                             6,900
            Non-compete agreements                                     2,400
            Order backlog                                              3,600
            Goodwill                                                 703,591
            Deferred compensation on unvested stock options              499
                                                                   ---------
                     Total                                         $ 901,287
                                                                   =========

(3) To reflect the elimination of the stockholders' equity accounts (including deferred stock compensation and accumulated other comprehensive loss), discontinued operation accounts (which were not purchased by Juniper Networks), goodwill and amortization of goodwill of Unisphere. In addition, the convertible promissory notes and notes receivable from officers were eliminated because the convertible promissory notes converted to 12,657 shares of Unisphere common stock prior to the acquisition and the notes receivable from officers were forgiven by Unisphere's former parent company prior to the acquisition of Unisphere by Juniper Networks. There were no transactions between Juniper Networks and Unisphere during the periods presented in the accompanying unaudited condensed combined financial statements.

(4) Juniper Networks will record an immediate write-off of in-process research and development at the consummation of the acquisition. The unaudited pro forma condensed combined statements of operations do not include the charge for in-process research and development of approximately $82.9 million since it is considered a non-recurring charge. The charge will be recorded by Juniper Networks in the three months ended September 30, 2002.

(5) To reflect the effect on interest income for approximately $375 million of cash paid by Juniper Networks.

PRO FORMA NET LOSS PER SHARE

      The unaudited pro forma combined basic net loss per share is based upon the weighted average number of outstanding shares of common stock of Juniper Networks during the periods presented, plus the number of vested shares issued to consummate the acquisition of Unisphere as if the acquisition occurred on January 1, 2001. The unaudited pro forma combined diluted net loss per share is the same as the unaudited pro forma combined basic net loss per share as all common stock equivalents are anti-dilutive due to the loss position.

RECLASSIFICATIONS

      Certain amounts in Unisphere's historical condensed financial information have been reclassified to conform to Juniper Networks' historical financial statement presentation.